UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 10, 2010

Date of Report (Date of earliest event reported)

 Commission File Number: 333-153534

Platinum Studios, Inc.

(Exact name of registrant as specified in its charter)

 California, United States

(State or other jurisdiction of incorporation or organization)

20-5611551

(I.R.S. Employer ID Number)

11400 W. Olympic Blvd., 14th Floor, Los Angeles, California 90064

(Address of principal executive offices) (Zip code)

(310) 807-8100

(Issuer's telephone number)

N/A

(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 10, 2010, the Board of Directors of Platinum Studios, Inc. (the “Company”) appointed Mark Canton to an open position on the Company’s Board.

Biographical Information

In 1985, Mr. Canton became President of Worldwide Theatrical Production. In 1991, Mr. Canton joined Sony Pictures Entertainment’s Columbia Pictures as Chairman of the Board of Directors.  By 1994, he became Chairman of the Columbia TriStar Motion Picture Companies with all creative, operational, and management responsibility for Columbia Pictures, Triumph Films, Sony Pictures Classics, SPE’s international theatrical operations and Columbia TriStar’s strategic motion picture alliances.  During his time at Sony, the company released such films as: A Few Good Men, Groundhog Day, In the Line of Fire, Bram Stoker’s Dracula, Bad Boys, The Net, The Professional, The Fifth Element, Jumanji, Sense and Sensibility, Legends of the Fall, The Mirror Has Two Faces, A League of Their Own, Fly Away Home, Sleepless in Seattle, Poetic Justice, The Age of Innocence, Little Women, The Remains of the Day, The People vs. Larry Flynt, As Good As it Gets, Jerry Maguire, My Best Friend’s Wedding, Anaconda, Air and Force One.  In addition, Mr. Canton initiated I Know What You Did Last Summer, Starship Troopers, Zorro, Godzilla, and Stepmom.

In 1997, Mr. Canton returned to Warner Bros. to create his own production entity, The Canton Company.  The Canton Company produced Jack Frost, Get Carter, and Red Planet.

In 2002, Mr. Canton joined Artists Production Group as a partner, Chairman and CEO.  In December 2003, he launched Atmosphere Entertainment MM, an entrepreneurial venture to develop, produce and finance theatrical motion picture and television programming.  Mr. Canton is presently developing new television projects at HBO, ABC, CBS, TNT and Lifetime.

Mr. Canton will have two movies released in 2010, with two more filming and two others in active pre-production. “Piranha 3D” was directed by Alexandre Aja and was filmed on location at Lake Havasu, Arizona.  It will be released by Dimension Films in August. “Letters to Juliet”, a romantic drama for Summit Entertainment, was directed by Gary Winick on location in Verona and Tuscany, Italy, and New York City will be released in May.  Immortals, an epic mythological tale set in war torn ancient Greece is being produced by Mr. Canton with partner Gianni Nunnari and Relativity Media principal Ryan Kavanaugh for Relativity began filming in April. Lastly, Silver Cord, a supernatural romantic thriller to be distributed by Summit, will start shooting in the summer on location in Louisiana.

Among Mr. Canton’s most recent films are the “300” and “The Spiderwick Chronicles”. “300”, based on the Frank Miller graphic novel and directed by Zack Snyder for Warner Bros Pictures, grossed more than $460 million worldwide and is the highest-grossing March release in the history of the motion picture business.  The “300” DVD has set sales records around the world.  “The Spiderwick Chronicles”, based on the best selling children books by Tony DiTerlizzi & Holly Black with Mark Waters (Mean Girls) directing, was released in February 2008 by Paramount Pictures and was the highest-grossing family film of early 2008.

A native of New York, Canton is a 1971 UCLA graduate (magna cum laude) and a member of UCLA’s National Honor Society for American Studies. In addition to serving on the UCLA Board of Councilors and the Deans Advisory Board for the School of Theatre, Film, and Television, he was Vice Chairman of the Board of Directors of the American Film Institute and Founder and Chairman Emeritus of AFI’s Third Decade Council.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2010

PLATINUM STUDIOS, INC.

/s/ Scott Mitchell Rosenberg

Scott Mitchell Rosenberg

Chief Executive Officer